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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Quovadx, Inc. for the registration of 6,491,768 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Quovadx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP



Denver, Colorado
December 3, 2003